Exhibit 10.1

AMENDMENT NO. 9 TO CREDIT AGREEMENT
(LIBOR TRANSITION TERM B FACILITY)
THIS AMENDMENT NO. 9 TO CREDIT AGREEMENT (this “Agreement”), dated as of June 6, 2023 (the “Amendment No. 9 Effective Date”), is entered into by and among KBR, INC., a Delaware corporation (“KBR”) and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as the Swing Line Lender (as defined in the Existing Credit Agreement).
RECITALS
WHEREAS, KBR, the Designated Borrowers (as defined in the Existing Credit Agreement (defined below)), the Administrative Agent and the Lenders (as defined in the Existing Credit Agreement) are parties to that certain Syndicated Facility Agreement, dated as of April 25, 2018 (as previously amended, as amended hereby and as further amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement” and the Credit Agreement prior to giving effect to this Agreement being referred to as the “Existing Credit Agreement”), pursuant to which the Lenders have extended certain revolving and term loan facilities to KBR and the Designated Borrowers; and
WHEREAS, the Term B Loans under the Existing Credit Agreement made available to KBR in Dollars are permitted to incur interest, fees, commissions or other amounts based on the London Interbank Offered Rate as administered by the ICE Benchmark Administration (“LIBOR”) in accordance with the terms of the Existing Credit Agreement; and
WHEREAS, applicable parties under the Existing Credit Agreement have determined in accordance with the Existing Credit Agreement that LIBOR for Term B Loans should be replaced with a successor rate in accordance with the Existing Credit Agreement and, in connection therewith, the Administrative Agent has determined that certain conforming changes are necessary or advisable; and
WHEREAS, in accordance with the relevant provisions of Section 3.03(c) of the Existing Credit Agreement, notice of the replacement of LIBOR for Term B Loans and this Agreement have been provided to the Lenders under the Existing Credit Agreement, and five Business Days have passed since such notice and provision prior to the execution of this Agreement by KBR and the Administrative Agent and the occurrence of the Amendment No. 9 Effective Date without the Administrative Agent having received objection to the Term B Facility SOFR Adjustment (as defined in Appendix A) by Lenders constituting the Required Lenders;
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Defined Terms.  Capitalized terms used herein but not otherwise defined herein (including on any Appendix attached hereto) shall have the meanings provided to such terms in the Credit Agreement, as amended by this Agreement.
2. Agreement.  Notwithstanding any provision of the Existing Credit Agreement, the Credit Agreement or any other Loan Document to the contrary, the parties hereto hereby agree that the terms set forth on Appendix A shall apply to Term B Loans, provided that for the avoidance of doubt, to the extent provisions in the Credit Agreement apply to Term B Loans and such provisions are not specifically addressed by Appendix A, the provisions in the Credit Agreement shall continue to apply to Term B Loans.
3. Conflict with Loan Documents.  In the event of any conflict between the terms of this Agreement and the terms of the Credit Agreement or the other Loan Documents, the terms hereof shall control.
4. Representations and Warranties.  By its execution hereof, KBR hereby represents and warrants to the Administrative Agent and the Lenders as follows:
(a) the execution, delivery and performance by KBR of this Agreement have been duly authorized by all necessary corporate or other organizational action and do not and will not (i) contravene the terms of any of KBR’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which KBR is a party or affecting KBR or the properties of KBR or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which KBR or any other Loan Party or its property is subject; or (iii) violate any applicable Law, except, in the cases of clause (ii) and (iii) as could not reasonably be expected to have a Material Adverse Effect;
(b) this Agreement has been duly executed and delivered by KBR, and constitutes a legal, valid and binding obligation of KBR (and the Credit Agreement, as amended hereby, and each other Loan Document constitutes the legal, valid and binding obligation of KBR and each other Loan Party party thereto), in each case enforceable against KBR (and, to the extent applicable, each other Loan Party) in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(c) before and after giving effect to this Agreement, the representations and warranties of each Loan Party contained in Article V of the Credit Agreement and each other Loan Document are true and correct in all material respects (or, with respect to representations and warranties modified by materiality standards, in all respects) on and as of the Amendment No. 9 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, with respect to representations and warranties modified by materiality standards, in all respects) as of such earlier date, and except that for purposes of this clause (c), the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively; and
(d) before and after giving effect to this Agreement, no Default exists.
5. Condition Precedent.  This Agreement shall become effective on the first date on which the Administrative Agent shall have received counterparts of this Agreement properly executed by KBR and the Administrative Agent.
6. Miscellaneous.
(a)
Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement and each other Loan Document are and shall remain in full force and effect.  All references in any Loan Document to the “Credit Agreement” or “this Agreement” (or similar terms intended to reference the Credit Agreement) shall henceforth refer to the Credit Agreement as amended by this Agreement.  This Agreement shall be deemed incorporated into, and a part of, the Credit Agreement.

(b)	This Agreement shall be binding upon and inure to the benefit of the parties hereto, each other Lender and each other Loan Party, and their respective successors and assigns.
(c)
THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.  WITHOUT LIMITING THE FOREGOING SENTENCE, THIS AGREEMENT IS SUBJECT TO THE PROVISIONS OF SECTIONS 10.14 AND 10.15 OF THE CREDIT AGREEMENT RELATING TO GOVERNING LAW, VENUE AND WAIVER OF RIGHT TO TRIAL BY JURY, THE PROVISIONS OF WHICH ARE BY THIS REFERENCE INCORPORATED HEREIN IN FULL.

(d)
This Agreement may be in the form of an electronic record (in “.pdf” form or otherwise) and may be executed using electronic signatures, which shall be considered as originals and shall have the same legal effect, validity and enforceability as a paper record.  This Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts shall be one and the same Agreement.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed Agreement which has been converted into electronic form (such as scanned into “.pdf” format), or an electronically signed Agreement converted into another format, for transmission, delivery and/or retention.  This Agreement may not be amended except in accordance with the provisions of Section 10.01 of the Credit Agreement.

(e)
If any provision of this Agreement, the Existing Credit Agreement as amended hereby or the other Loan Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement, the Credit Agreement and the other Loan Documents shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f)
The Borrowers agree to pay in accordance with Section 10.04 of the Credit Agreement all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates in connection with the preparation, execution, delivery, administration of this Agreement and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder.

(g)	This Agreement shall constitute a “Loan Document” under and as defined in the Credit Agreement.
(h)
All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement as amended hereby, and as further amended, restated, supplemented or modified from time to time in accordance with the terms thereof.

(i)
This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

(j)	The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

KBR, INC., a Delaware corporation, as KBR, and the sole Borrower under the Term B Facility

By:	/s/ Natasha Frausto
Name:	Natasha Frausto
Title:	VP, Finance Treasurer

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Kyle D Harding
Name:	Kyle D Harding
Title:	Vice President

Appendix A

TERMS APPLICABLE TO TERM B FACILITY

1. Defined Terms.  As used in this Appendix A, the following terms shall have the meanings set forth below (and any capitalized term not otherwise defined in this Appendix A or the Agreement to which this Appendix A is attached shall have the meaning given thereto in the Credit Agreement):
“Administrative Agent’s Office” means, with respect to Dollars, the Administrative Agent’s address and, as appropriate, account specified in the Credit Agreement with respect to Dollars, or such other address or account with respect to Dollars as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Applicable Rate” means the Applicable Rate as defined in the Existing Credit Agreement.
“Borrowing” means a Term B Borrowing.
“CME” means the definition of CME in the Credit Agreement.
“Eurocurrency Rate” means the definition of Eurocurrency Rate in the Credit Agreement.
“Eurocurrency Rate Loan” mean a Term B Loan that bears interest at a rate based on the Eurocurrency Rate.
“Term B Facility” means the Term B Facility defined and described in the Credit Agreement.
“Term B Facility Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1% (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, (c) Term B Facility Term SOFR plus 1.00% and (d) 1.00%.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.  If the Term B Facility Base Rate is being used as an alternate rate of interest with respect to the Term B Facility, then the Term B Facility Base Rate shall be the greater of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above
“Term B Facility Base Rate Loans” means a Term B Loan that bears interest at a rate based on the Term B Facility Base Rate.

“Term B Facility Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.

“Term B Facility Committed Loan Notice” means a Committed Loan Notice as defined in the Credit Agreement with respect to the Term B Facility, and such term shall be deemed to include the Term B Facility Committed Loan Notice attached hereto as Exhibit A to this Appendix A.

“Term B Facility Conforming Changes” means, with respect to the use, administration of or any conventions associated with Term B Facility SOFR or any proposed Term B Facility Successor Rate for Term B Loans, as applicable, any conforming changes to the definitions of “Term B Facility Base Rate”, “Term B Facility SOFR”, “Term B Facility Term SOFR” and “Term B Facility Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Term B Facility Business Day” and “Term B Facility U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the reasonable discretion of the Administrative Agent (in consultation with KBR), to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for Dollars (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for Dollars exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of the Credit Agreement and any other Loan Document).

“Term B Facility Interest Payment Date” means, as to any Term B Loan, the last day of each Term B Facility Interest Period applicable to such Term B Loan and the Maturity Date with respect to the Term B Facility.

“Term B Facility Interest Period” means as to each Term B Loan, the period commencing on the date such Term B Loan is disbursed or converted to or continued as a Term B Facility Term SOFR Loan and ending on the date one or three months thereafter (in the case of each requested Term B Facility Interest Period, subject to availability), as selected by KBR in its Term B Facility Committed Loan Notice; provided that:

(a) any Term B Facility Interest Period that would otherwise end on a day that is not a Term B Facility Business Day shall be extended to the next succeeding Term B Facility Business Day unless, in the case of a Term B Facility Term SOFR Loan, such Term B Facility Business Day falls in another calendar month, in which case such Term B Facility Interest Period shall end on the next preceding Term B Facility Business Day;

(b) any Term B Facility Interest Period pertaining to a Term B Facility Term SOFR Loan that begins on the last Term B Facility Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Term B Facility Interest Period) shall end on the last Term B Facility Business Day of the calendar month at the end of such Term B Facility Interest Period; and

(c) no Term B Facility Interest Period shall extend beyond the Maturity Date with respect to the Term B Facility.
“Term B Loan” means a Term B Loan defined and described in the Credit Agreement.
“Term B Facility SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“Term B Facility SOFR Adjustment” with respect to Term B Facility Term SOFR means 0.11448% (11.448 basis points) for an interest period of one-month’s duration and 0.26161% (26.161 basis points) for an interest period of three-month’s duration.

“Term B Facility Successor Rate” means the LIBOR Successor Rate or any similar or analogous definition in the Credit Agreement.
“Term B Facility Term SOFR” means:

(a) for any Term B Facility Interest Period with respect to a Term B Facility Term SOFR Loan, the rate per annum equal to the Term B Facility Term SOFR Screen Rate two Term B Facility U.S. Government Securities Business Days prior to the commencement of such Term B Facility Interest Period with a term equivalent to such Term B Facility Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term B Facility Term SOFR means the Term B Facility Term SOFR Screen Rate on the first Term B Facility U.S. Government Securities Business Day immediately prior thereto, in each case, plus the Term B Facility SOFR Adjustment for such Term B Facility Interest Period; and

(b) for any interest calculation with respect to a Term B Facility Base Rate Loan on any date, the rate per annum equal to the Term B Facility Term SOFR Screen Rate with a term of one month commencing that day;

provided that if Term B Facility Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, Term B Facility Term SOFR shall be deemed zero for purposes of this Agreement.

“Term B Facility Term SOFR Loan” means a Term B Loan that bears interest at a rate based on clause (a) of the definition of Term B Facility Term SOFR.
“Term B Facility Term SOFR Screen Rate” means the forward-looking Term B Facility SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“Term B Facility Type” means, with respect to a Term B Facility Loan, its character as a Term B Facility Base Rate Loan or a Term B Facility Term SOFR Loan.
“Term B Facility U.S. Government Securities Business Day” means any Term B Facility Business Day, except any Term B Facility Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
2. Terms Applicable to Term B Facility Term SOFR Loans.  From and after the Amendment No. 9 Effective Date, the parties hereto agree as follows:
(a) Dollars.  (i) Dollars shall not be considered a currency for which there is a published LIBOR rate under the Term B Facility and (ii) any request for a new Eurocurrency Rate Loan denominated in Dollars under the Term B Facility, or to continue an existing Eurocurrency Rate Loan denominated in Dollars under the Term B Facility, shall be deemed to be a request for a new Loan in Dollars under the Term B Facility bearing interest at Term B Facility Term SOFR.  Notwithstanding the foregoing, all Term B Loans outstanding as Eurocurrency Rate Loans on the Amendment No. 9 Effective Date shall remain Eurocurrency Rate Loans outstanding under the Credit Agreement until the end of the current Interest Period applicable thereto and, upon the expiration of the current Interest Period, KBR shall submit to the Administrative Agent a Term B Facility Committed Loan Notice for any subsequent Borrowing, conversion or continuation of Term B Loans.
(b) References to Eurocurrency Rate and Eurocurrency Rate Loans in Dollars under the Term B Facility in the Credit Agreement and Loan Documents.
(i) References to the Eurocurrency Rate and Eurocurrency Rate Loans denominated in Dollars under the Term B Facility in provisions of the Credit Agreement and the other Loan Documents that are not specifically addressed herein (other than the definitions of Eurocurrency Rate and Eurocurrency Rate Loan) shall be deemed to include Term B Facility Term SOFR and Term B Facility Term SOFR Loans, as applicable.  In addition, references to the Base Rate in the Credit Agreement with respect to Term B Loans shall be deemed to refer to the Term B Facility Base Rate as defined in this Appendix A.
(ii) For purposes of any requirement for KBR to compensate Term B Lenders for losses in the Credit Agreement resulting from any continuation, conversion, payment or prepayment of any Term B Loan on a day other than the last day of any Interest Period (as defined in the Credit Agreement), references to the Interest Period (as defined in the Credit Agreement) shall be deemed to include any relevant interest payment date or payment period for a Term B Facility Term SOFR Loan.
(c) Interest Rates.  The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection  of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Term B Facility Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Term B Facility Conforming Changes.  The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities unrelated to the Credit Agreement or any Borrower that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Term B Facility Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to any Borrower.  The Administrative Agent may select information sources or services commonly used in the banking industry for such purposes in its reasonable good faith discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Term B Facility Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
(d) Borrowings, Conversions, Continuations and Prepayments of Term B Facility Term SOFR Loans.  In addition to any other borrowing or prepayment requirements set forth in the Credit Agreement:
(i) Term B Facility Term SOFR Loans.  With respect to Term B Loans, each Borrowing, each conversion of Term B Loans from one Term B Facility Type to the other, and each continuation of Term B Facility Term SOFR Loans shall be made upon KBR’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Term B Facility Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Term B Facility Committed Loan Notice.  Each such Term B Facility Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (Eastern time) (1) two Term B Facility Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term B Facility Term SOFR Loans or of any conversion of Term B Facility Term SOFR Loans to Term B Facility Base Rate Loans or (2) on the date of any proposed Borrowing of Term B Facility Base Rate Loans.  Each Borrowing of, conversion to or continuation of Term B Facility Term SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.  Each Term B Facility Committed Loan Notice with respect to Term B Loans shall specify (i) whether the applicable Borrower is requesting a Borrowing, a conversion of Term B Loans from one Term B Facility Type to the other, or a continuation of Term B Facility Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Term B Facility Business Day), (iii) the principal amount of Term B Loans to be borrowed, converted or continued, (iv) the Term B Facility Type of Term B Loans to be borrowed or to which existing Term B Loans are to be converted, and (v) if applicable, the duration of the Term B Facility Interest Period with respect thereto.  If KBR fails to specify a Term B Facility Type of Term B Loan in a Term B Facility Committed Loan Notice or if KBR fails to give a timely notice requesting a conversion or continuation, then the applicable Term B Loans shall be made as, or converted to, Term B Facility Base Rate Loans.  Any such automatic conversion to Term B Facility Base Rate Loans shall be effective as of the last day of the Term B Facility Interest Period then in effect with respect to the applicable Term B Facility Term SOFR Loans.  If KBR requests a Borrowing of, conversion to, or continuation of Term B Facility Term SOFR Loans in any such Term B Facility Committed Loan Notice, but fails to specify a Term B Facility Interest Period, it will be deemed to have specified a Term B Facility Interest Period of one month. For purposes of a Borrowing of Term B Loans as Term B Facility Term SOFR Loans, or a continuation of a Term B Facility Term SOFR Loan, KBR shall use the Term B Facility Committed Loan Notice attached to this Appendix A as Exhibit A.
(ii) Conforming Changes.  With respect to Term B Facility SOFR or Term B Facility Term SOFR, the Administrative Agent will have the right to make Term B Facility Conforming Changes from time to time and, notwithstanding anything to the contrary herein, in the Credit Agreement or in any other Loan Document, any amendments implementing such Term B Facility Conforming Changes will become effective without any further action or consent of any other party to this Agreement, the Credit Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Term B Facility Conforming Changes to KBR and the applicable Lenders promptly upon such amendment becoming effective.

(iii) Voluntary Prepayments of Term B Facility Term SOFR Loans.  KBR may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay any Term B Facility Term SOFR Loans in whole or in part without premium or penalty (except as otherwise specified in the Credit Agreement); provided that such notice must be received by the Administrative Agent not later than 11:00 a.m. (Eastern time) two Term B Facility Business Days prior to any date of prepayment of such Term B Facility Term SOFR Loans.
(e) Interest.
(i) Subject to the provisions of the Credit Agreement with respect to default interest, each Term B Facility Term SOFR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of Term B Facility Term SOFR plus the Applicable Rate.
(ii) Interest on each Term B Facility Term SOFR Loan shall be due and payable in arrears on each Term B Facility Interest Payment Date applicable thereto and at such other times as may be specified in the Credit Agreement; provided, that any prepayment of any Term B Facility Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05 of the Credit Agreement.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any debtor relief law.
(f) Computations.  All computations of interest for Term B Facility Base Rate Loans (including Term B Facility Base Rate Loans determined by reference to Term B Facility Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest with respect to Term B Facility Term SOFR Loans shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Term B Loan for the day on which the Term B Loan is made, and shall not accrue on a Term B Loan, or any portion thereof, for the day on which the Term B Loan or such portion is paid, provided that any Term B Loan that is repaid on the same day on which it is made shall, subject to the provisions in the Credit Agreement addressing payments generally, bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent demonstrable error.
(g) Successor Rates.  The provisions in the Credit Agreement addressing the replacement of LIBOR for Dollars shall be deemed to apply to Term B Facility Term SOFR Loans, Term B Facility Term SOFR and Term B Facility SOFR, as applicable, and the related defined terms shall be deemed to include Dollars, Term B Facility Term SOFR and Term B Facility SOFR, as applicable.

Exhibit A

FORM OF TERM B FACILITY COMMITTED LOAN NOTICE
(Term B Loans)
Date:  ___________, 20__
To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Syndicated Facility Agreement, dated as of April 25, 2018 (as previously amended, as amended hereby and as further amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among KBR, INC., a Delaware corporation (“KBR”), each Designated Borrower (as defined in the Credit Agreement), BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the Lenders from time to time party thereto.

The undersigned hereby requests (select one)1:

[Term B Facility]

Indicate: Borrowing, Conversion or Continuation	Indicate: Borrower Name	Indicate: Requested Amount	Indicate: Term B Facility Term SOFR Loan or Term B Facility Base Rate Loan	For Term B Facility Term SOFR Loans Indicate: Term B Facility Interest Period (e.g., 1 or 3 month interest period)

The Borrowing, if any, requested herein complies with the requirements set forth in the Credit Agreement.
[BORROWER]
By:
Name:  [Type Signatory Name]
Title:  [Type Signatory Title]

1 Note to Borrower.  For multiple borrowings, conversions and/or continuations for a particular facility, fill out a new row for each borrowing/conversion and/or continuation.